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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             -----------------------

                                   FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 8, 1997




                             ARCADIA FINANCIAL LTD.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Minnesota                       0-20526                   41-1664848
----------------------------    ------------------------      ------------------
(State or other jurisdiction    (Commission file number)       (IRS employer
     of incorporation)                                       identification No.)


         7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435
         ---------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:          (612) 942-9880
                                                     --------------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS

     On October 8, 1997, Arcadia Financial Ltd. (the "Company") executed a Second Supplemental Indenture dated as of October 8, 1997 (the "Supplemental Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), to that certain Indenture dated as of March 12, 1997 between the Company and the Trustee. The Supplemental Indenture relates to $75,000,000 principal amount of the Company's 11-1/2% Senior Notes due 2007 (the "Notes") sold pursuant to an Underwriting Agreement dated October 3, 1997, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc. The Notes have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3, File No. 333-18027. The terms of the offering of the Notes are described in a Prospectus Supplement dated October 3, 1997, to Prospectus dated March 7, 1997.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits.

     4.1 Second Supplemental Indenture, dated as of October 8, 1997, to Indenture, dated as of March 12, 1997, between the Company and Norwest Bank Minnesota, National Association, as Trustee, including form of Note.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 1997           ARCADIA FINANCIAL LTD.


                         By:     /s/ James D. Atkinson III
                              --------------------------------------------
                              James D. Atkinson III
                              Senior Vice President, Corporate
                               Counsel & Secretary


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                            INDEX TO EXHIBITS

Exhibit No.                 Description
-----------                 -----------

   4.1 Second Supplemental Indenture, dated as of October 8, 1997, to Indenture, dated as of March 12, 1997, between the Company and Norwest Bank Minnesota, National Association, as Trustee, including form of Note.


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